EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF

                            NOVUS ENVIROMENTAL, INC.


     FIRST.  The  name  of  this  corporation  shall  be:

NOVUS  ENVIRONMENTAL,  INC.

     SECOND. Its registered office in the State of Delaware is to be located at 4001 Kennett Pike #134, in the City of Wilmington, County of New Castle, 19807 and its registered agent at such address is SAMUEL WIERDLOW, INC.

     THIRD.  The  purpose  or  purposes  of  the  corporation  shall  be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Seventy  Five  Million  (75,000,000)  shares  at  $.001  par  value.

          FIFTH.  The  name  and  address  of  the  incorporator  is as follows:

Charlene  Kalk
Samuel  Wierdlow,  Inc.
4001  Kennett  Pike  #  134
Willmington,  DE  19807

          SIXTH, The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 5th day of November, 1997.



     /S________________________________
     Charlene  Kalk
     Incorporator

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/06/1997
                                                             971378289 - 2817687

                                  EXHIBIT 3.1a
                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/12/2000
                                                             001019981 - 2817687
                                STATE OF DELAWARE
                            CERTIFICATE OF AMMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                            NOVUS ENVIRONMENTAL, INC.

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.


DOES  HEREBY  CERTIFY:

FIRST: That by written consent of the board of directors of NOVUS ENVIRONMENTAL, INC. on DECEMBER 20, 1999 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for written consent of the stockholders of said corporation for approval thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be read as follows:

     FIRST:  The  name  of  this  corporation  shall  be:

                              WAVE POWER.NET, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent of the stockholders of said corporation was obtained in accordance with section 228 of the General Corporation Law of the State of Delaware in which consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of section  242  of  the  General  Corporation  Law  of  the  State  of  Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN  WITNESS  WHEREOF,  said  NOVUS  ENVIRONMENTAL,  INC.
has  caused  this  certificate  to  be  signed  by
BRIAN  FISHER,  an  Authorized  Officer,
this  20TH  day  of  DECEMBER  1999



                                                   BY:/S________________________
                                                         Brian Fisher, President

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